UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2007

GEMINI EXPLORATIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-136859

(Commission File Number)

N/A

(IRS Employer Identification No.)

Suite 103, 240-11th Avenue SW, Calgary, Alberta Canada T2R 0C3

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code 403.697.4877

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On February 27, 2007, we submitted for cancellation 5,000,000 pre-split shares that we repurchased from our former president, secretary, treasurer and director in consideration for the payment of $100,000. We have submitted the 5,000,000 pre-split shares to our transfer agent for cancellation and return to treasury.

On March 20, 2007, we issued 2,500,000 shares of our common stock to Michael Hill in recognition of him becoming a director of our company. We issued the securities to a non U.S. person (as that term is defined in Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On March 20, 2007, we also issued 500,000 shares of our common stock to Oscar Fernandez in recognition of him becoming a director of our company. We issued the securities to a non U.S. person (as that term is defined in

Regulation S of the Securities Act of 1933) in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMINI EXPLORATIONS, INC.

/s/ Michael Hill

Michael Hill

President, Secretary, Treasurer and Director

Date: April 3, 2007

CW1121369.1